Exhibit 14.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 16, 2007, relating to the financial statements and financial highlights which appears in the November 30, 2006 Annual Report to Shareholders of Sentinel Group Funds, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
November 5, 2007